NEWS RELEASE

CONTACT:
CONMED Corporation
Todd Garner
Chief Financial Officer
315-624-3317
ToddGarner@conmed.com

CONMED Corporation Announces Third Quarter 2019 Financial Results

Utica, New York, October 30, 2019 --- CONMED Corporation (Nasdaq: CNMD) today announced financial results for the third quarter of 2019.

Third Quarter 2019 Highlights

•	Sales of $233.6 million increased 15.5% year over year as reported and 15.6% in constant currency. Acquisitions contributed approximately 680 basis points of growth.
•	Domestic revenue increased 19.2% year over year.
•	International revenue increased 11.2% as reported and 11.6% in constant currency.
•	Operating margin increased 330 basis points on a GAAP basis and increased 260 basis points on an adjusted basis(1), compared to the third quarter of 2018.
•	Diluted net earnings per share (GAAP) were $0.23, compared to diluted net earnings per share of $0.20 in the third quarter of 2018, an increase of 15%.
•	Adjusted diluted net earnings per share(2) were $0.62 versus $0.46 in the third quarter of 2018, an increase of 34.8%.

“Our solid third quarter results were balanced across our product lines and geographies,” commented Curt R. Hartman, CONMED’s President and Chief Executive Officer. “We are delivering on our commitment to drive increased profitability, while also continuing to invest for sustainable above-market growth on the top and bottom lines. We believe the strong year-to-date performance in 2019 positions us well to continue to deliver at least mid-single-digit revenue growth and double-digit adjusted earnings growth in 2020 and beyond.”

2019 Outlook

The Company is maintaining its full-year organic constant currency sales growth guidance of between 6.0% and 6.5% and is increasing its estimated revenue contribution from the Buffalo Filter product line to between $47 million and $48 million (previously $44 million to $47 million). Based on recent exchange rates, the negative impact to 2019 sales from foreign exchange is now expected to be approximately 80 basis points, an increase from the previous estimate of 50 basis points. As a result, the Company now expects full-year 2019 reported sales in the range of approximately $951 million to $957 million.

The Company is also increasing its guidance for adjusted diluted net earnings per share to the range of $2.62 to $2.65 from the previous range of $2.52 to $2.57. This represents growth over 2018 of approximately 20.2% to 21.6%. The adjusted diluted net earnings per share estimates for 2019 exclude amortization of intangible assets, amortization of deferred financing fees and debt discount, which are estimated in the range of $32 to $34 million, net of tax. Also excluded are the costs of special items, including acquisition costs, manufacturing consolidation costs and debt refinancing costs, which are estimated in the range of $15 to $17 million, net of tax.

Supplemental Financial Disclosures

(1) A reconciliation of reported operating margin to adjusted operating margin, a non-GAAP financial measure, appears below.

(2) A reconciliation of reported diluted net earnings per share to adjusted diluted net earnings per share, a non-GAAP financial measure, appears below.

Conference Call

The Company’s management will host a conference call today at 4:30 p.m. ET to discuss its third quarter 2019 results.

To participate in the conference call, dial 1-844-889-7792 (domestic) or +1-661-378-9936 (international) and refer to the passcode 8990458.

This conference call will also be webcast and can be accessed from the “Investors” section of CONMED's website at www.conmed.com. The webcast replay of the call will be available at the same site approximately one hour after the end of the call.

A recording of the call will also be available from 7:30 p.m. ET on Wednesday, October 30, 2019, until 6:30 p.m. ET on Thursday, November 14, 2019. To hear this recording, dial 1-855-859-2056 (domestic) or +1-404-537-3406 (international) and enter the passcode 8990458.

About CONMED Corporation

CONMED is a medical technology company that provides surgical devices and equipment for minimally invasive procedures. The Company’s products are used by surgeons and physicians in a variety of specialties, including orthopedics, general surgery, gynecology, neurosurgery, thoracic surgery, and gastroenterology. For more information, visit www.conmed.com.

Forward-Looking Statements

This press release and today’s conference call may contain forward-looking statements based on certain assumptions and contingencies that involve risks and uncertainties, which could cause actual results, performance, or trends to differ materially from those expressed in the forward-looking statements herein or in previous disclosures. For example, in addition to general industry and economic conditions, factors that could cause actual results to differ materially from those in the forward-looking statements may include, but are not limited to, the risk factors discussed in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2018, and listed under the heading Forward-Looking Statements in the Company’s most recently filed Form 10-Q. Any and all forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and relate to the Company’s performance on a going-forward basis. The Company believes that all forward-looking statements made by it have a reasonable basis, but there can be no assurance that management’s expectations, beliefs or projections as expressed in the forward-looking statements will actually occur or prove to be correct.

Supplemental Information - Reconciliation of GAAP to Non-GAAP Financial Measures

The Company supplements the reporting of its financial information determined under accounting principles generally accepted in the United States (GAAP) with certain non-GAAP financial measures, including percentage sales growth in constant currency; adjusted gross profit; cost of sales excluding specified items; adjusted selling and administrative expenses; adjusted research and development expense; adjusted operating income; adjusted interest expense; adjusted other expense; adjusted income tax expense; adjusted effective income tax rate; adjusted net income, adjusted diluted shares and adjusted diluted net earnings per share (EPS). The Company believes that these non-GAAP measures provide meaningful information to assist investors and shareholders in understanding its financial results and assessing its prospects for future performance. Management believes percentage sales growth in constant currency and the other adjusted measures described above are important indicators of its operations because they exclude items that may not be indicative of, or are unrelated to, its core operating results and provide a baseline for analyzing trends in the Company’s underlying business. Further, the presentation of EBITDA is a non-GAAP measurement that management considers useful for measuring aspects of the Company’s cash flow. Management uses these non-GAAP financial measures for reviewing the operating results and analyzing potential future business trends in connection with its budget process and bases certain management incentive compensation on these non-GAAP financial measures.

Net sales on a constant currency basis is a non-GAAP measure. The Company analyzes net sales on a constant currency basis to better measure the comparability of results between periods. To measure percentage sales growth in constant currency, the Company removes the impact of changes in foreign currency exchange rates that affect the comparability and trend of net sales. To measure earnings performance on a consistent and comparable basis, the Company excludes certain items that affect the comparability of operating results and the trend of earnings. These adjustments are irregular in timing, may not be indicative of past and future performance and are therefore excluded to allow investors to better understand underlying operating trends.

Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies' non-GAAP financial measures having the same or similar names. These adjusted financial measures should not be considered in isolation or as a substitute for reported sales growth, gross profit, cost of sales, selling and administrative expenses, research and development expense, operating income, interest expense, other expense, income tax expense (benefit), effective income tax rate, net income, diluted shares and diluted net earnings per share, the most directly comparable GAAP financial measures. These non-GAAP financial measures are an additional way of viewing aspects of the Company’s operations that, when viewed with GAAP results and the reconciliations to corresponding GAAP financial measures above, provide a more complete understanding of the business. The Company strongly encourages investors and shareholders to review its financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure.

Consolidated Condensed Statements of Income

(in thousands, except per share amounts, unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018

Net sales	$233,590	$202,307	$690,232	$617,191
Cost of sales	103,479	91,680	307,492	280,736
Gross profit	130,111	110,627	382,740	336,455
% of sales	55.7%	54.7%	55.5%	54.5%
Selling and administrative expense	98,187	84,983	298,140	259,156
Research & development expense	10,985	14,122	33,366	31,817
Income from operations	20,939	11,522	51,234	45,482
% of sales	9.0%	5.7%	7.4%	7.4%
Interest expense	11,174	5,214	32,382	15,123
Other expense	321	—	4,867	—
Income before income taxes	9,444	6,308	13,985	30,359
Provision for income taxes	2,474	483	299	5,158
Net income	$6,970	$5,825	$13,686	$25,201

Basic EPS	$0.25	$0.21	$0.48	$0.90
Diluted EPS	0.23	0.20	0.47	0.87

Basic shares	28,353	28,124	28,280	28,096
Diluted shares	29,792	29,088	29,354	28,872

Sales Summary

(in millions, unaudited)

	Three Months Ended September 30,
			% Change
						Domestic	International
	2019	2018	As Reported	Impact of Foreign Currency	Constant Currency	As Reported	As Reported	Impact of Foreign Currency	Constant Currency
Orthopedic Surgery	$110.3	$102.9	7.2%	0.4%	7.6%	7.5%	7.0%	0.6%	7.6%
General Surgery	123.3	99.4	24.0%	0.0%	24.0%	26.0%	19.7%	0.0%	19.7%
	$233.6	$202.3	15.5%	0.1%	15.6%	19.2%	11.2%	0.4%	11.6%

Single-use Products	$184.4	$159.4	15.6%	0.2%	15.8%	19.7%	10.7%	0.4%	11.1%
Capital Products	49.2	42.9	14.8%	0.4%	15.2%	17.0%	12.8%	0.7%	13.5%
	$233.6	$202.3	15.5%	0.1%	15.6%	19.2%	11.2%	0.4%	11.6%

Domestic	$128.2	$107.5	19.2%	0.0%	19.2%
International	105.4	94.8	11.2%	0.4%	11.6%
	$233.6	$202.3	15.5%	0.1%	15.6%

Sales Summary

(in millions, unaudited)

	Nine Months Ended September 30,
			% Change
						Domestic	International
	2019	2018	As Reported	Impact of Foreign Currency	Constant Currency	As Reported	As Reported	Impact of Foreign Currency	Constant Currency
Orthopedic Surgery	$339.5	$321.9	5.5%	1.0%	6.5%	5.9%	5.2%	1.7%	6.9%
General Surgery	350.7	295.3	18.8%	0.4%	19.2%	21.7%	12.6%	1.4%	14.0%
	$690.2	$617.2	11.8%	0.8%	12.6%	15.7%	7.6%	1.6%	9.2%

Single-use Products	$547.0	$493.0	11.0%	0.7%	11.7%	16.2%	5.0%	1.5%	6.5%
Capital Products	143.2	124.2	15.3%	0.9%	16.2%	13.4%	17.0%	1.9%	18.9%
	$690.2	$617.2	11.8%	0.8%	12.6%	15.7%	7.6%	1.6%	9.2%

Domestic	$374.1	$323.4	15.7%	0.0%	15.7%
International	316.1	293.8	7.6%	1.6%	9.2%
	$690.2	$617.2	11.8%	0.8%	12.6%

Reconciliation of Reported Net Income to Adjusted Net Income

(in thousands, except per share amounts, unaudited)

	Three Months Ended September 30, 2019
	Gross Profit	Selling & Administrative Expense	Research & Development Expense	Operating Income	Interest Expense	Other Expense	Tax Expense	Effective Tax Rate	Net Income	Diluted EPS
As reported	$130,111	$98,187	$10,985	$20,939	$11,174	$321	$2,474	26.2%	$6,970	$0.23
% of sales	55.7%	42.0%	4.7%	9.0%
Business acquisition costs(1)	171	(1,490)	—	1,661	—	—	290		1,371	0.05
Manufacturing consolidation costs(2)	1,430	—	—	1,430	—	—	249		1,181	0.04
	$131,712	$96,697	$10,985	$24,030	$11,174	$321	$3,013		$9,522	$0.32
Adjusted gross profit %	56.4%
Amortization(3)	$1,500	(6,841)	—	8,341	(3,183)	—	2,808		8,716	0.30
Adjusted net income		$89,856	$10,985	$32,371	$7,991	$321	$5,821	24.2%	$18,238	$0.62
% of sales		38.5%	4.7%	13.9%

Diluted shares, as reported										29,792
In-the-money portion of convertible notes(4)										(204)
Diluted shares, as adjusted										29,588

	Three Months Ended September 30, 2018
	Gross Profit	Selling & Administrative Expense	Research & Development Expense	Operating Income	Interest Expense	Other Expense	Tax Expense	Effective Tax Rate	Net Income	Diluted EPS
As reported	$110,627	$84,983	$14,122	$11,522	$5,214	$—	$483	7.7%	$5,825	$0.20
% of sales	54.7%	42.0%	7.0%	5.7%
Business acquisition costs (5)	—	(1,073)	—	1,073	—	—	259		814	0.03
Impairment charges (6)	—	—	(4,212)	4,212	—	—	2,117		2,095	0.07
Tax reform (7)	—	—	—	—	—	—	37		(37)	(0.00)
	$110,627	$83,910	$9,910	$16,807	$5,214	$—	$2,896		$8,697	0.30
Adjusted gross profit %	54.7%
Amortization(3)	$1,500	(4,460)	—	5,960	—	—	1,400		4,560	0.16
Adjusted net income		$79,450	$9,910	$22,767	$5,214	$—	$4,296	24.5%	$13,257	$0.46
% of sales		39.3%	4.9%	11.3%

(1) In 2019, the Company incurred consulting fees, legal fees, severance and integration related costs associated with the acquisition of Buffalo Filter, LLC.

(2) In 2019, the Company mainly incurred severance costs in connection with consolidation of certain manufacturing operations.

(3) Includes amortization of intangible assets, deferred financing fees and debt discount.

(4) In Q3 2019, our average share price exceeded the conversion price of our 2.625% convertible notes due in 2024 (the "Notes").   Non-GAAP adjusted dilutive weighted average shares outstanding exclude dilution that is expected to be offset by our convertible note hedge transactions.

(5) In 2018, the Company recorded a charge related to a vacant leased facility associated with a prior acquisition.

(6) In 2018, the Company recorded impairment charges mainly related to an in-process research and development asset, net of release of accrued contingent consideration, associated with a prior acquisition.

(7) In 2018, the Company recorded tax benefit resulting from the 2017 Tax Cuts and Jobs Act. The 2018 amounts are adjustments to the initial December 2017 deferred tax balances.

Reconciliation of Reported Net Income to Adjusted Net Income

(in thousands, except per share amounts, unaudited)

	Nine Months Ended September 30, 2019
	Gross Profit	Selling & Administrative Expense	Research & Development Expense	Operating Income	Interest Expense	Other Expense	Tax Expense/ (Benefit)	Effective Tax Rate	Net Income	Diluted EPS
As reported	$382,740	$298,140	$33,366	$51,234	$32,382	$4,867	$299	2.1%	$13,686	$0.47
% of sales	55.5%	43.2%	4.8%	7.4%
Business acquisition costs (1)	1,335	(11,196)	—	12,531		—	3,473		9,058	0.31
Manufacturing consolidation costs(2)	1,430	—	—	1,430		—	249		1,181	0.04
Debt refinancing costs (3)	—	—	—	—		(3,904)	1,149		2,755	0.09
	$385,505	$286,944	$33,366	$65,195	$32,382	$963	$5,170		$26,680	$0.91
Adjusted gross profit %	55.9%
Amortization(4)	$4,500	(19,436)	—	23,936	(8,573)		8,056		24,453	0.83
Adjusted net income		$267,508	$33,366	$89,131	$23,809	$963	$13,226	20.6%	$51,133	$1.74
% of sales		38.8%	4.8%	12.9%

	Nine Months Ended September 30, 2018
	Gross Profit	Selling & Administrative Expense	Research & Development Expense	Operating Income	Interest Expense	Other Expense	Tax Expense/ (Benefit)	Effective Tax Rate	Net Income	Diluted EPS
As reported	$336,455	$259,156	$31,817	$45,482	$15,123	$—	$5,158	17.0%	$25,201	$0.87
% of sales	54.5%	42.0%	5.2%	7.4%
Business acquisition costs(5)	—	(1,073)	—	1,073	—	—	259		814	0.03
Impairment charges(6)	—	—	(4,212)	4,212	—	—	2,117		2,095	0.07
Tax reform (7)	—	—	—	—	—	—	(549)		549	0.02
	$336,455	$258,083	$27,605	$50,767	$15,123	$—	$6,985		$28,659	$0.99
Adjusted gross profit %	54.5%
Amortization(4)	$4,500	(12,678)	—	17,178		—	4,158		13,020	0.45
Adjusted net income		$245,405	$27,605	$67,945	$15,123	$—	$11,143	21.1%	$41,679	$1.44
% of sales		39.8%	4.5%	11.0%

(1) In 2019, the Company incurred investment banking fees, consulting fees, legal fees, severance and integration related costs associated with the acquisition of Buffalo Filter, LLC.

(2) In 2019, the Company mainly incurred severance costs in connection with consolidation of certain manufacturing operations.

(3)  In 2019, in conjunction with the acquisition of Buffalo Filter, LLC, the Company refinanced its existing credit facility and incurred one-time fees associated with an agreement between the Company and JP Morgan Chase Bank, N.A., as well as costs associated with the early extinguishment of debt.

(4) Includes amortization of intangible assets, deferred financing fees and debt discount.

(5) In 2018, the Company recorded a charge related to a vacant leased facility associated with a prior acquisition.

(6) In 2018, the Company recorded impairment charges mainly related to an in-process research and development asset, net of release of accrued contingent consideration, associated with a prior acquisition.

(7) In 2018, the Company recorded tax expense resulting from the 2017 Tax Cuts and Jobs Act. The 2018 amounts are adjustments to the initial December 2017 deferred tax balances.

Reconciliation of Reported Net Income to EBITDA & Adjusted EBITDA

(in thousands, unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018

Net income	$6,970	$5,825	$13,686	$25,201
Provision for income taxes	2,474	483	299	5,158
Interest expense	11,174	5,214	32,382	15,123
Depreciation	5,258	4,875	14,225	13,881
Amortization	13,377	10,577	38,837	31,548
EBITDA	$39,253	$26,974	$99,429	$90,911

Stock based compensation	3,008	2,512	8,819	7,465
Business acquisition costs	1,661	1,073	12,531	1,073
Manufacturing consolidation costs	1,430	—	1,430	—
Impairment charges	—	4,212	—	4,212
Debt refinancing costs	—	—	3,904	—
Adjusted EBITDA	$45,352	$34,771	$126,113	$103,661

EBITDA Margin
EBITDA	16.8%	13.3%	14.4%	14.7%
Adjusted EBITDA	19.4%	17.2%	18.3%	16.8%